Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”), each of the undersigned officers of INTAC International, Inc., a Nevada corporation (the “Company”), does hereby certify that:

The Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (the “Periodic Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2003

/s/ Wei Zhou
Wei Zhou
President and Chief Executive Officer

Dated: August 14, 2003

/s/ J. David Darnell
J. David Darnell
Senior Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Act and (A) shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, including Section 18 thereof, or otherwise subject to the liability of that section, and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company explicitly incorporates it by reference.